Consent of Independent Auditors

For this Form 20-F Registration Statement for Exeter Resource Corporation, we hereby consent to the inclusion or incorporation by reference of our report dated April 7, 2004 in connection with the audits of the financial statements of the Company as at December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001.

JONES RICHARDS & COMPANY

Keon J. Kwan, C.G.A., C.F.P; C.P.A. (VT)

Partner

900 – 1200  Burrard Street, Vancouver, B.C. V6Z 2C7

TEL: 604.688-1910  FAX: 604.682-2368  WEB: www.jonesrichards.com

*PROFESSIONAL CORPORATIONS